Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Quad/Graphics, Inc. and subsidiaries, and the effectiveness of Quad/Graphics, Inc.'s internal control over financial reporting dated February 23, 2016, appearing in the Annual Report on Form 10-K of Quad/Graphics, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

August 2, 2016